Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256858 on Form S-3 and Registration Statements No. 333-52211, 333-107380, 333-155258, 333-230125, 333-233124 and 333-258161 on Form S-8 of our reports dated March 2, 2023, relating to the financial statements of Superior Industries International, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Detroit, Michigan

March 2, 2023